                                                        FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                            RASC SERIES 2007 KS3 TRUST
                                                                                                    $[ ] (APPROXIMATE)

                                           RASC SERIES 2007-KS3 TRUST

                      HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-KS3

                                              $[ ] (APPROXIMATE)

                                              Subject to Revision

                                                March 20, 2007

Any transactions in the certificates will be effected through J.P. Morgan Securities Inc. ("JPMorgan")

The  information  herein has been  provided  solely by JPMorgan  based on  information  with respect to the
Mortgage Loans provided by Residential Funding Company, LLC ("RFC") and its affiliates.

 THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE  SECURITIES AND EXCHANGE
COMMISSION (FILE NUMBER  333-131209) FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH
THE  SECURITIES  AND EXCHANGE  COMMISSION  FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.
YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE  SECURITIES AND EXCHANGE  COMMISSION WEB SITE
AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL
ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-422-2006.

 The information in this free writing prospectus,  if conveyed prior to the time of your contractual  commitment to purchase  any of the  Certificates,  supersedes  any  information  contained in any prior  similar  materials relating to the  Certificates.  The information in this free writing  prospectus is preliminary,  and is subject to  completion  or change.  This free writing  prospectus  is being  delivered to you solely to provide you with information  about the offering of the Certificates  referred to in this free writing  prospectus and to solicit an offer to purchase the Certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual  commitment by you to purchase any of the Certificates,  until we have accepted your offer to purchase  Certificates.  You may withdraw your offer to purchase  certificates at any time prior to our acceptance of your offer. The  Certificates  referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such  Certificates or any similar security and the  underwriters'  obligation to deliver such  Certificates  is subject to the terms and  conditions of the underwriting  agreement with the depositor and the availability of such  Certificates  when, as and if issued by the  issuing  entity.  You are  advised  that the  terms of the  Certificates,  and the  characteristics  of the mortgage pool backing them, may change (due,  among other things,  to the  possibility  that mortgage loans that comprise  the pool may  become  delinquent  or  defaulted  or may be  removed or  replaced  and that  similar or different  mortgage loans may be added to the mortgage pool,  and that one or more classes of  Certificates  may be split,  combined or eliminated),  at any time prior to issuance or availability  of a final  prospectus.  You are advised that  Certificates  may not be issued that have the  characteristics  described in this free writing prospectus.  The underwriters'  obligation to sell any of the Certificates to you is conditioned on the mortgage loans and Certificates  having the characteristics  described in these materials.  If for any reason the issuing entity does not deliver such  Certificates,  the underwriters will notify you, and neither the issuing entity or any  underwriter  will have any  obligation to you to deliver all or any portion of the  Certificates  which you have committed to purchase,  and neither the issuing entity or any  underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

 This  communication  does  not  contain  all the  information  that is  required  to be  included  in the  base prospectus, the preliminary prospectus supplement and the prospectus supplement.

The  certificates may not be suitable for all investors.  JPMorgan and its affiliates may acquire,  hold or sell positions in these certificates,  or in related derivatives,  and may have an investment or commercial banking relationship with the depositor.

Investors  are  urged to read the base  prospectus,  free  writing  prospectus  or  preliminary  prospectus supplement  and the  prospectus  supplement  and other  relevant  documents  filed or to be filed  with the
Securities and Exchange Commission because they contain important information.

This free writing  prospectus does not contain all information  that is required to be included in the base prospectus, preliminary prospectus supplement and the prospectus supplement.

JPMorgan and its affiliates,  officers,  directors,  partners and employees,  including persons involved in the  preparation or issuance of these  materials,  may, from time to time, have long or short positions in, and  buy  and  sell,  the  certificates  mentioned  herein  or  derivatives  thereof  (including  options).
Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The  information  in this free writing  prospectus  supersedes  information  contained in any prior similar free writing  prospectus  relating to these  certificates  prior to the time of your commitment to purchase any certificates.

This  free  writing  prospectus  is not an  offer  to sell  or a  solicitation  of an  offer  to buy  these certificates in any state where such offer, solicitation or sale is not permitted.

All  assumptions  and  information  in this  report  reflect  JPMorgan's  judgment  as of this date and are subject to change.  All analyses are based on certain  assumptions  noted herein and different  assumptions could yield  substantially  different  results.  You are cautioned  that there is no  universally  accepted method for analyzing  financial  instruments.  You should review the assumptions;  there may be differences between these  assumptions and your actual  business  practices.  Further,  JPMorgan does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy  remains your  responsibility.  JPMorgan (or any of its  affiliates)  or their  officers,  directors,  analysts or employees  may have  positions in  certificates,  commodities  or derivative  instruments  thereon  referred  to here,  and may,  as  principal  or  agent,  buy or sell such certificates,  commodities  or  derivative  instruments.  In  addition,  JPMorgan  may make a market in the certificates referred to herein.

Finally,  JPMorgan has not addressed the legal,  accounting and tax implications of the analysis with respect to you, and JPMorgan strongly urges you to seek advice from your counsel, accountant and tax advisor.

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART II OF II

$[ ] (APPROXIMATE)

RASC SERIES 2007-KS3 TRUST

Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION

Depositor

RESIDENTIAL FUNDING COMPANY, LLC

Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2007-KS3

                                                                                                                     March 20, 2007

EXPECTED TIMING:          Pricing Date:               On or about  March 23, 2007
                          Settlement Date:            On or about  March 29, 2007
                          First Payment Date:         April 25, 2007

STRUCTURE:                Fixed and ARMs:             $[ ] Senior / Subordinate structure / overcollateralization
                          Rating Agencies:            Moody's, S&P and Fitch

COLLATERAL SUMMARY
THE MORTGAGE LOAN CHARACTERISTICS ARE APPROXIMATE AND ARE SUBJECT TO A +/- 10% VARIANCE

SUMMARY                                                                TOTAL                    MINIMUM     MAXIMUM
Aggregate Current Principal Balance                                $1,343,555,581
Number of Mortgage Loans                                               8,242

Average Current Principal Balance                                     $163,013                  $10,031     $999,132
Weighted Average Original Loan-to-Value                                82.62%                    8.00%      100.00%
Weighted Average Mortgage Rate                                         8.542%                   4.836%      14.525%
Weighted Average Net Mortgage Rate                                     8.042%                   4.336%      14.025%
Weighted Average Note Margin                                           5.824%                   1.600%       9.625%
Weighted Average Maximum Mortgage Rate                                14.533%                    0.00%      25.000%
Weighted Average Minimum Mortgage Rate                                 7.029%                   2.250%      12.400%
Weighted Average Term to Next Rate Adjustment Date                       24                        4           59
(months)
Weighted Average Remaining Term to Stated Maturity                      352                       117         360
(months)
Weighted Average Credit Score                                           617                       443         808

Weighted Average reflected in Total
                                                                                              PERCENT OF CUT-OFF-DATE
                                                       RANGE                                  PRINCIPAL BALANCE
Product Type                                           Hybrid ARM                               72.41%
                                                       Fixed Rate                               27.59%

Lien                                                   First                                    95.86%
                                                       Second                                    4.14%

Property Type                                          Single Family Detached:                  75.06%
                                                       Planned Unit Development (attached)       1.73%
                                                       Planned Unit Development (detached)      10.84%
                                                       Condominium Low Rise (less than 5         4.37%
                                                       Stories)
                                                       Condominium Mid Rise (5 to 8 Stories)     0.22%
                                                       Condominium High Rise (more than 8        0.51%
                                                       Stories)
                                                       Townhouse / Rowhouse                      1.44%
                                                       Manufactured Home                         0.00%
                                                       2-4 Family                                5.78%
                                                       Leasehold                                 0.05%
                                                       Condotel                                  0.00%

Occupancy Status                                       Primary Residence                        93.91%
                                                       Non-Owner Occupied                        3.79%
                                                       Second/Vacation                           2.30%

Documentation Type                                     Full Documentation:                      56.76%
                                                       Reduced Documentation:                   43.24%

Loans with Prepay Penalties                                                                     67.56%

Interest Only Percentage                                                                         9.90%

                             CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
CREDIT SCORE RANGE                           NUMBER   PRINCIPAL BALANCE    % OF     AVERAGE     WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                         PRINCIPAL  PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                     BALANCE    BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
499 or less                                     2         $184,974         0.01%     $92,487       471       83.20%
500 - 519                                      238       28,980,372        2.16      121,766       510        69.49
520 - 539                                      363       48,709,518        3.63      134,186       530        71.93
540 - 559                                      604       87,348,101        6.50      144,616       549        78.75
560 - 579                                      730       115,592,587       8.60      158,346       569        79.42
580 - 599                                     1,231      197,967,430       14.73     160,818       590        84.53
600 - 619                                     1,636      265,941,058       19.79     162,556       609        84.21
620 - 639                                     1,070      180,792,583       13.46     168,965       629        84.74
640 - 659                                     1,165      180,568,091       13.44     154,994       649        84.38
660 - 679                                      566       102,181,591       7.61      180,533       669        84.06
680 - 699                                      296       55,154,782        4.11      186,334       688        83.03
700 - 719                                      134       29,800,946        2.22      222,395       708        82.47
720 - 739                                       93       24,001,505        1.79      258,081       727        82.19
740 - 759                                       61       13,723,532        1.02      224,976       747        81.52
760 or greater                                  53       12,608,512        0.94      237,896       774        79.83
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581     100.00%    $163,013      617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately 617.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                     ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
ORIGINAL MORTGAGE LOAN BALANCE ($)            NUMBER      PRINCIPAL        % OF       AVERAGE    WEIGHTED   WEIGHTED
                                                                                                  AVERAGE   AVERAGE
                                                                         PRINCIPAL   PRINCIPAL    CREDIT    ORIGINAL
                                              OF LOANS     BALANCE        BALANCE     BALANCE      SCORE       LTV
-----------------------------------------------------------------------------------------------------------------------
100,000 or less                                2,889     $185,331,940     13.79%      $64,151       605       83.50%
100,001 - 200,000                              3,194     461,007,722       34.31      144,336       609       82.25
200,001 - 300,000                              1,209     295,512,583       21.99      244,427       614       82.67
300,001 - 400,000                               549      188,631,941       14.04      343,592       627       83.38
400,001 - 500,000                               208       93,086,933       6.93       447,533       635       82.91
500,001 - 600,000                               103       55,938,122       4.16       543,089       643       82.74
600,001 - 700,000                                55       35,639,353       2.65       647,988       641       81.97
700,001 - 800,000                                22       16,170,904       1.20       735,041       649       78.30
800,001 - 900,000                                4        3,426,689        0.26       856,672       656       79.93
900,001 - 1,000,000                              9        8,809,395        0.66       978,822       620       73.07
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                         8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the average unpaid  principal  balance of the mortgage loans will be  approximately
$163,013.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                NET MORTGAGE RATES OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
NET MORTGAGE RATE (%)                        NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
4.000 - 4.499                                   2         $571,114        0.04%     $285,557       742       69.34%
4.500 - 4.999                                   7         2,220,666        0.17      317,238       736        58.50
5.000 - 5.499                                   41       13,273,429        0.99      323,742       696        72.26
5.500 - 5.999                                   98       28,673,580        2.13      292,588       672        77.63
6.000 - 6.499                                  338       86,025,199        6.40      254,512       654        77.07
6.500 - 6.999                                  484       117,326,875       8.73      242,411       638        77.23
7.000 - 7.499                                 1,126      230,236,904      17.14      204,473       626        78.84
7.500 - 7.999                                 1,000      186,197,080      13.86      186,197       610        80.97
8.000 - 8.499                                 1,498      260,709,724      19.40      174,039       606        83.80
8.500 - 8.999                                  928       140,798,510      10.48      151,723       598        85.41
9.000 - 9.499                                 1,092      143,452,200      10.68      131,366       598        87.45
9.500 - 9.999                                  398       48,171,209        3.59      121,033       597        88.81
10.000 - 10.499                                294       30,654,228        2.28      104,266       596        88.25
10.500 - 10.999                                162       12,146,608        0.90      74,979        624        92.25
11.000 - 11.499                                229       14,402,170        1.07      62,892        627        95.07
11.500 - 11.999                                233       14,567,423        1.08      62,521        634        98.64
12.000 - 12.499                                192        8,845,631        0.66      46,071        623        99.05
12.500 - 12.999                                 96        4,172,679        0.31      43,465        613        99.52
13.000 - 13.499                                 16         743,236         0.06      46,452        603        99.00
13.500 - 13.999                                 7          332,159         0.02      47,451        634       100.00
14.000 or greater                               1          34,957          0.00      34,957        588       100.00
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the weighted average net mortgage rate of the mortgage loans was approximately
8.042% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                            MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
MORTGAGE RATE (%)                            NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
4.500 - 4.999                                   2         $571,114        0.04%     $285,557       742       69.34%
5.000 - 5.499                                   7         2,220,666        0.17      317,238       736        58.50
5.500 - 5.999                                   40       13,104,570        0.98      327,614       698        72.03
6.000 - 6.499                                   99       28,842,439        2.15      291,338       671        77.70
6.500 - 6.999                                  339       86,198,623        6.42      254,273       654        77.08
7.000 - 7.499                                  483       117,153,451       8.72      242,554       638        77.22
7.500 - 7.999                                 1,127      230,378,504      17.15      204,417       626        78.84
8.000 - 8.499                                  999       186,055,480      13.85      186,242       610        80.97
8.500 - 8.999                                 1,498      260,709,724      19.40      174,039       606        83.80
9.000 - 9.499                                  928       140,798,510      10.48      151,723       598        85.41
9.500 - 9.999                                 1,091      143,246,450      10.66      131,298       598        87.45
10.000 - 10.499                                399       48,376,960        3.60      121,246       597        88.81
10.500 - 10.999                                294       30,654,228        2.28      104,266       596        88.25
11.000 - 11.499                                162       12,146,608        0.90      74,979        624        92.25
11.500 - 11.999                                229       14,402,170        1.07      62,892        627        95.07
12.000 - 12.499                                233       14,567,423        1.08      62,521        634        98.64
12.500 - 12.999                                192        8,845,631        0.66      46,071        623        99.05
13.000 - 13.499                                 96        4,172,679        0.31      43,465        613        99.52
13.500 - 13.999                                 16         743,236         0.06      46,452        603        99.00
14.000 - 14.499                                 7          332,159         0.02      47,451        634       100.00
14.500 - 14.999                                 1          34,957          0.00      34,957        588       100.00
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately
8.5418% per annum
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                           ORIGINAL LOAN-TO-VALUE RATIOS OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
ORIGINAL LTV RATIO (%)                       NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                   266       $33,336,360      2.48%     $125,325       595       39.98%
50.01 - 55.00                                  107       17,958,908        1.34      167,840       596        53.45
55.01 - 60.00                                  189       30,456,341        2.27      161,145       600        58.29
60.01 - 65.00                                  222       37,626,442        2.80      169,488       591        63.70
65.01 - 70.00                                  332       54,561,126        4.06      164,341       594        68.76
70.01 - 75.00                                  506       82,116,701        6.11      162,286       595        74.11
75.01 - 80.00                                 2,010      397,827,552      29.61      197,924       633        79.71
80.01 - 85.00                                  863       148,779,039      11.07      172,397       605        84.41
85.01 - 90.00                                 1,379      251,333,161      18.71      182,258       606        89.58
90.01 - 95.00                                 1,063      195,259,357      14.53      183,687       623        94.75
95.01 - 100.00                                1,305      94,300,596        7.02      72,261        644        99.86
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 82.62%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                   PRODUCT TYPES OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
PRODUCT TYPE                                 NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
6-Months Hybrid                                 2         $238,708        0.02%     $119,354       575       71.53%
2-Year Hybrid                                 2,688      449,358,838      33.45      167,172       604        82.87
2-Year Hybrid 40/30 Balloon                    658       161,655,183      12.03      245,677       608        84.12
2-Year Hybrid 45/30 Balloon                     32        9,388,588        0.70      293,393       644        82.08
2-Year Hybrid 50/30 Balloon                    153       49,501,097        3.68      323,537       628        83.12
2-Year Hybrid Interest Only                    333       89,812,526        6.68      269,707       646        81.77
2-Year Hybrid Recast 40/30                      4          708,025         0.05      177,006       633        87.30
3-Year Hybrid                                  687       114,665,905       8.53      166,908       611        82.60
3-Year Hybrid 40/30 Balloon                    181       40,960,353        3.05      226,300       611        83.54
3-Year Hybrid 45/30 Balloon                     24        4,040,755        0.30      168,365       640        85.09
3-Year Hybrid 50/30 Balloon                     38        9,864,426        0.73      259,590       653        82.88
3-Year Hybrid Interest Only                    108       28,901,784        2.15      267,609       648        81.47
3-Year Hybrid Recast 40/30                      1          298,366         0.02      298,366       653       100.00
5-Year Hybrid                                   16        2,927,841        0.22      182,990       620        82.04
5-Year Hybrid 40/30 Balloon                     13        3,681,249        0.27      283,173       636        76.52
5-Year Hybrid 50/30 Balloon                     7         2,943,341        0.22      420,477       663        77.24
5-Year Hybrid Interest Only                     14        3,943,732        0.29      281,695       645        81.18
Fixed Rate Mortgage                           2,476      289,549,562      21.55      116,942       620        80.03
Fixed Rate Mortgage 30/15 Balloon              545       28,327,129        2.11      51,976        645        99.33
Fixed Rate Mortgage 40/30 Balloon              156       30,539,493        2.27      195,766       632        83.52
Fixed Rate Mortgage 45/30 Balloon               24        3,030,687        0.23      126,279       620        77.87
Fixed Rate Mortgage 50/30 Balloon               37        8,569,833        0.64      231,617       654        83.77
Fixed Rate Mortgage Interest Only               42       10,363,423        0.77      246,748       665        81.00
Fixed Rate Mortgage Recast 40/30                3          284,739         0.02      94,913        570        69.42
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
STATE                                        NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
Alabama                                        247       $26,744,572      1.99%     $108,278       601       85.60%
Alaska                                          9         1,578,836        0.12      175,426       631        81.87
Arizona                                        265       51,177,586        3.81      193,123       621        80.67
Arkansas                                        61        7,278,160        0.54      119,314       604        87.25
California                                     536       163,518,166      12.17      305,071       633        78.52
Colorado                                       140       20,769,697        1.55      148,355       623        84.41
Connecticut                                    103       19,843,466        1.48      192,655       605        80.04
Delaware                                        25        3,842,072        0.29      153,683       606        81.67
District Of Columbia                            15        3,595,776        0.27      239,718       595        74.93
Florida                                        971       172,922,275      12.87      178,087       616        80.87
Georgia                                        389       56,883,926        4.23      146,231       610        85.76
Hawaii                                          16        4,992,987        0.37      312,062       638        77.69
Idaho                                           45        5,741,703        0.43      127,593       619        81.55
Illinois                                       339       59,994,734        4.47      176,976       624        82.83
Indiana                                        236       23,346,684        1.74      98,927        609        87.18
Iowa                                            38        3,983,337        0.30      104,825       597        86.18
Kansas                                          30        2,725,951        0.20      90,865        600        86.19
Kentucky                                        96        8,741,157        0.65      91,054        612        84.35
Louisiana                                      185       22,167,287        1.65      119,823       599        84.78
Maine                                           28        3,578,065        0.27      127,788       587        77.44
Maryland                                       285       64,666,954        4.81      226,902       613        82.36
Massachusetts                                   78       18,635,851        1.39      238,921       624        83.64
Michigan                                       500       58,522,051        4.36      117,044       617        84.73
Minnesota                                      170       28,816,345        2.14      169,508       621        82.60
Mississippi                                    112       12,248,526        0.91      109,362       595        86.06
Missouri                                       201       21,910,736        1.63      109,009       608        85.22
Montana                                         16        3,606,230        0.27      225,389       626        83.08
Nebraska                                        22        1,726,087        0.13      78,458        613        85.74
Nevada                                          91       17,280,021        1.29      189,890       606        81.86
New Hampshire                                   22        3,630,678        0.27      165,031       600        72.43
New Jersey                                     208       50,152,235        3.73      241,117       624        82.97
New Mexico                                      51        6,913,923        0.51      135,567       613        84.32
New York                                       158       38,144,333        2.84      241,420       635        79.91
North Carolina                                 172       23,037,425        1.71      133,939       600        84.72
North Dakota                                    9         1,151,598        0.09      127,955       589        87.50
Ohio                                           223       25,828,449        1.92      115,823       610        86.03
Oklahoma                                        63        6,205,505        0.46      98,500        595        83.08
Oregon                                          47       10,206,002        0.76      217,149       609        79.59
Pennsylvania                                   234       32,136,104        2.39      137,334       618        83.22
Rhode Island                                    15        3,239,194        0.24      215,946       658        80.71
South Carolina                                 110       17,238,714        1.28      156,716       614        86.66
South Dakota                                    5          934,296         0.07      186,859       575        78.06
Tennessee                                      249       27,493,163        2.05      110,414       611        85.71
Texas                                          462       48,008,051        3.57      103,914       610        84.82
Utah                                            94       15,264,477        1.14      162,388       616        82.91
Vermont                                         3          364,523         0.03      121,508       580        71.37
Virginia                                       291       54,847,214        4.08      188,478       612        82.66
Washington                                     156       31,459,764        2.34      201,665       626        82.10
West Virginia                                   25        3,367,352        0.25      134,694       594        80.71
Wisconsin                                      379       51,360,830        3.82      135,517       610        86.56
Wyoming                                         17        1,732,514        0.13      101,913       609        80.43
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------

                               MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
LOAN PURPOSE                                 NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
Cash Out Refinance                            4,548     $794,920,563      59.17%    $174,785       608       81.40%
Purchase                                      2,503      376,451,479      28.02      150,400       637        86.14
Rate/Term Refinance                           1,181      170,526,815      12.69      144,392       615        80.57
Construction Permanent                          10        1,656,724        0.12      165,672       620        78.79
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

-----------------------------------------------------------------------------------------------------------------------
                         MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
DOCUMENTATION TYPE                           NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
Full Documentation                            5,193     $762,573,996      56.76%    $146,847       604       82.61%
Reduced                                       3,015      573,394,801      42.68      190,181       634        82.70
No Stated Income                                12        4,270,741        0.32      355,895       676        76.56
No Income/No Asset                              22        3,316,044        0.25      150,729       633        78.78
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                  OCCUPANCY TYPE OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
OCCUPANCY TYPE                               NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
Primary Home                                  7,679    $1,261,773,674     93.91%    $164,315       615       82.72%
Investment                                     392       50,928,188        3.79      129,919       639        78.08
Second Home                                    171       30,853,720        2.30      180,431       641        85.81
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                             MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
PROPERTY TYPE                                NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
Single Family Detached                        6,405    $1,008,421,612     75.06%    $157,443       613       82.57%
PUD Attached                                   130       23,251,495        1.73      178,858       619        82.84
PUD Detached                                   777       145,684,863      10.84      187,497       625        83.64
Condominium High-Rise                           24        6,899,398        0.51      287,475       643        81.66
Condominium Low-Rise                           375       58,701,657        4.37      156,538       630        82.36
Condominium Mid-Rise                            15        2,974,177        0.22      198,278       629        83.97
2-4 Family                                     383       77,611,660        5.78      202,641       633        80.83
Townhouse / Rowhouse                           129       19,301,729        1.44      149,626       618        85.23
Leasehold                                       4          708,992         0.05      177,248       602        84.83
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                   CREDIT GRADES OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
AGGREGATE CREDIT GRADE                       NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
A4                                            4,705     $812,553,149      60.48%    $172,700       621       83.15%
A5                                            2,287      318,226,368      23.69      139,146       626        84.14
AM                                             329       57,643,122        4.29      175,207       579        75.09
AX                                             744       129,876,516       9.67      174,565       596        81.01
B                                               97       13,911,110        1.04      143,414       559        71.38
C                                               78       11,102,357        0.83      142,338       564        72.21
CM                                              2          242,960         0.02      121,480       564        80.00
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                             PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
PREPAYMENT PENALTY TERM                      NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
None                                          2,916     $435,875,484      32.44%    $149,477       614       83.21%
12                                             331       70,009,738        5.21      211,510       623        80.57
24                                            2,889      508,582,076      37.85      176,041       613        83.42
36                                            2,002      312,831,750      23.28      156,260       625        80.94
60                                              95       13,296,938        0.99      139,968       632        82.46
Other                                           9         2,959,595        0.22      328,844       647        83.84
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                INTEREST ONLY TERMS OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
INTEREST ONLY TERM                           NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
None                                          7,745    $1,210,534,118     90.10%    $156,299       613       82.73%
24                                              11        2,369,309        0.18      215,392       613        81.17
36                                              1          412,300         0.03      412,300       611        95.00
60                                             475       127,672,397       9.50      268,784       648        81.62
120                                             10        2,567,459        0.19      256,746       683        80.34
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                   NOTE MARGINS OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
NOTE MARGIN (%)                              NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
1.500 - 1.999                                   3        $1,257,459       0.13%     $419,153       719       73.56%
2.000 - 2.499                                   4         1,078,587        0.11      269,647       708        78.46
2.500 - 2.999                                   14        3,833,191        0.39      273,799       649        75.30
3.000 - 3.499                                   46       10,387,513        1.07      225,816       622        71.75
3.500 - 3.999                                  122       26,817,971        2.76      219,819       627        73.22
4.000 - 4.499                                  287       60,734,600        6.24      211,619       619        76.77
4.500 - 4.999                                  526       108,543,109      11.16      206,356       617        79.13
5.000 - 5.499                                  720       134,894,886      13.87      187,354       606        81.53
5.500 - 5.999                                  919       174,776,726      17.96      190,181       613        84.49
6.000 - 6.499                                  882       185,357,899      19.05      210,156       620        83.96
6.500 - 6.999                                  722       138,788,825      14.27      192,228       610        86.12
7.000 - 7.499                                  402       69,238,442        7.12      172,235       605        86.10
7.500 - 7.999                                  247       47,675,005        4.90      193,016       608        86.59
8.000 - 8.499                                   49        8,144,697        0.84      166,218       613        89.61
8.500 - 8.999                                   11        1,015,163        0.10      92,288        602        91.28
9.000 - 9.499                                   3          148,002         0.02      49,334        607        90.57
9.500 - 9.999                                   2          198,640         0.02      99,320        581        96.38
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        4,959     $972,890,716     100.00%    $196,187       614       82.90%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.824% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                              MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
MAXIMUM MORTGAGE RATES (%)                   NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
0.000 - 0.999                                   1         $213,578        0.02%     $213,578       628       90.00%
8.000 - 8.999                                   1          151,832         0.02      151,832       639        80.00
10.000 - 10.999                                 1          266,773         0.03      266,773       720        80.00
11.000 - 11.999                                 19        6,099,720        0.63      321,038       674        74.96
12.000 - 12.999                                227       64,707,818        6.65      285,056       650        77.41
13.000 - 13.999                               1,021      245,095,279      25.19      240,054       629        78.66
14.000 - 14.999                               1,773      346,408,673      35.61      195,380       609        83.49
15.000 - 15.999                               1,382      234,939,887      24.15      170,000       600        86.67
16.000 - 16.999                                443       63,966,685        6.57      144,394       594        87.58
17.000 - 17.999                                 80       10,068,396        1.03      125,855       596        87.84
18.000 - 18.999                                 8          613,677         0.06      76,710        595        85.96
19.000 - 19.999                                 1          112,372         0.01      112,372       578        90.00
24.000 - 24.999                                 1          115,899         0.01      115,899       568        75.00
25.000 - 25.999                                 1          130,126         0.01      130,126       633        95.00
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        4,959     $972,890,716     100.00%    $196,187       614       82.90%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.536% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                              MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
MINIMUM MORTGAGE RATE                        NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
2.000--2.999                                     11       $2,322,113       0.24%     $211,101       635       68.60%
3.000--3.999                                    126       26,026,556        2.68      206,560       618        70.95
4.000--4.999                                    619       124,947,986      12.84      201,855       611        77.35
5.000--5.999                                    949       170,819,608      17.56      180,000       605        82.52
6.000--6.999                                    781       153,326,097      15.76      196,320       621        84.39
7.000--7.999                                    770       179,678,131      18.47      233,348       633        81.99
8.000--8.999                                    829       173,078,989      17.79      208,780       612        85.25
9.000--9.999                                    627       107,110,715      11.01      170,830       598        86.62
10.000--10.999                                  205       30,864,379        3.17      150,558       594        89.48
11.000--11.999                                   37        4,309,998        0.44      116,486       595        88.94
12.000 or greater                               5          406,144         0.04      81,229        607        91.62
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        4,959     $972,890,716     100.00%    $196,187       614       82.90%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 7.029% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                        NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
NEXT INTEREST RATE ADJUSTMENT DATE           NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
July 2007                                       1         $134,848        0.01%     $134,848       515       65.00%
August 2007                                     1          103,860         0.01      103,860       652        80.00
October 2007                                    3          557,078         0.06      185,693       599        89.94
November 2007                                   2          286,828         0.03      143,414       694        87.59
December 2007                                   2          565,749         0.06      282,875       602        86.54
January 2008                                    4          665,584         0.07      166,396       568        88.83
February 2008                                   1          85,735          0.01      85,735        661        90.00
March 2008                                      2          336,415         0.03      168,207       574        83.03
April 2008                                      5          884,228         0.09      176,846       599        74.85
May 2008                                        8         1,338,444        0.14      167,305       627        87.62
June 2008                                       20        3,216,244        0.33      160,812       614        83.53
July 2008                                       44        9,364,439        0.96      212,828       614        83.84
August 2008                                    141       28,761,502        2.96      203,982       624        82.45
September 2008                                  63       13,386,299        1.38      212,481       627        85.31
October 2008                                   137       25,261,829        2.60      184,393       619        84.12
November 2008                                  358       80,598,810        8.28      225,136       622        83.02
December 2008                                  621       142,710,845      14.67      229,808       620        82.16
January 2009                                  1,095      208,262,840      21.41      190,194       605        83.60
February 2009                                 1,045      186,470,092      19.17      178,440       607        83.10
March 2009                                     317       57,671,295        5.93      181,928       606        81.68
April 2009                                      1          86,551          0.01      86,551        604        80.00
May 2009                                        2          561,946         0.06      280,973       611        80.18
June 2009                                       5          711,297         0.07      142,259       586        79.59
July 2009                                       22        3,730,666        0.38      169,576       627        87.12
August 2009                                     54       11,657,397        1.20      215,878       608        84.08
September 2009                                  23        5,213,244        0.54      226,663       639        82.72
October 2009                                    24        4,994,186        0.51      208,091       625        80.18
November 2009                                   75       16,767,786        1.72      223,570       623        84.16
December 2009                                  170       38,798,944        3.99      228,229       632        84.19
January 2010                                   290       48,749,923        5.01      168,103       618        82.68
February 2010                                  293       54,456,320        5.60      185,858       611        81.27
March 2010                                      80       13,003,330        1.34      162,542       621        81.45
May 2011                                        1          258,918         0.03      258,918       643        75.00
June 2011                                       1          198,400         0.02      198,400       641        80.00
July 2011                                       2          658,258         0.07      329,129       686        84.04
August 2011                                     4          538,819         0.06      134,705       608        70.09
September 2011                                  1          439,605         0.05      439,605       729        80.00
October 2011                                    6         1,025,848        0.11      170,975       641        73.11
November 2011                                   8         1,710,832        0.18      213,854       610        84.19
December 2011                                   15        5,190,100        0.53      346,007       648        75.85
January 2012                                    11        3,222,483        0.33      292,953       628        83.89
February 2012                                   1          252,900         0.03      252,900       678        90.00
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        4,959     $972,890,716     100.00%    $196,187       614       82.90%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24 months
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                           BACK-END DEBT TO INCOME RATIO OF THE AGGREGATE LOANS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
DEBT TO INCOME                               NUMBER   PRINCIPAL BALANCE % OF         AVERAGE    WEIGHTED    WEIGHTED
                                                                                                 AVERAGE     AVERAGE
                                                                        PRINCIPAL   PRINCIPAL    CREDIT     ORIGINAL
                                             OF LOANS                    BALANCE     BALANCE      SCORE        LTV
-----------------------------------------------------------------------------------------------------------------------
N/A                                            568       $75,721,596      5.64%     $133,313       615       78.96%
20.00 or less                                  223       26,171,738        1.95      117,362       627        80.24
20.01 - 25.00                                  295       37,651,098        2.80      127,631       605        79.92
25.01 - 30.00                                  458       61,850,505        4.60      135,045       614        79.23
30.01 - 35.00                                  727       107,003,178       7.96      147,185       615        81.56
35.01 - 40.00                                 1,128      177,019,606      13.18      156,932       617        82.22
40.01 - 45.00                                 1,718      298,922,072      22.25      173,994       622        83.07
45.01 - 50.00                                 2,346      422,043,599      31.41      179,899       618        83.86
50.01 - 55.00                                  772       135,733,680      10.10      175,821       607        84.02
55.01 - 60.00                                   7         1,438,510        0.11      205,501       610        73.20
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                        8,242    $1,343,555,581    100.00%    $163,013       617       82.62%
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

As of the cut-off date, the non-zero weighted average debt-to-income ratio of the mortgage loans will be approximately 42.57%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.